                         CONCURRENT COMPUTER CORPORATION
                                   EXHIBIT 11

                BASIC AND DILUTED EARNINGS PER SHARE COMPUTATION


                              THREE MONTHS ENDED    SIX MONTHS ENDED
                               DECEMBER 31, 1999   DECEMBER 31, 1999
                              -------------------  ------------------
                                 BASIC/DILUTED       BASIC/DILUTED
                              -------------------  ------------------
Average outstanding shares:.              51,560              50,262
Dilutive options outstanding                   -                   -
                              -------------------  ------------------
Equivalent Shares. . . . . .              51,560              50,262
                              ===================  ==================

Net Loss . . . . . . . . . .            ($16,775)           ($19,326)
                              ===================  ==================
Loss per share . . . . . . .               (0.33)              (0.38)
                              ===================  ==================


                             THREE MONTHS ENDED   SIX MONTHS ENDED
                              DECEMBER 31, 1998   DECEMBER 31, 1998
                              -----------------  -----------------
                               BASIC   DILUTED    BASIC   DILUTED
                              -------  --------  -------  --------
Average outstanding shares:.   47,852    47,852   47,763    47,763
Dilutive options outstanding        -     1,362        -     1,457
                              -------  --------  -------  --------
Equivalent Shares. . . . . .   47,852    49,214   47,763    49,220
                              =======  ========  =======  ========


Net income . . . . . . . . .  $   915  $    915  $   489  $    489
                              =======  ========  =======  ========
Earnings per share . . . . .  $  0.02  $   0.02  $  0.01  $   0.01
                              =======  ========  =======  ========


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